UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14C

(RULE 14c-101)

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)

Of the Securities Exchange Act of 1934

(Amendment No.                 )

Check the appropriate box:

[ ]	Preliminary information statement.

[ ]	Confidential, for use of the Commission only (as permitted by Rule 14c-5(d)(2)).

[X]	Definitive information statement.

EMPOWER FUNDS, INC.

(Name of Registrant as Specified in its Charter)

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[ ]	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

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[ ]	Fee paid previously with preliminary materials.

[ ]

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

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IMPORTANT NOTICE OF INTERNET AVAILABILITY OF INFORMATION STATEMENT

Regarding the Empower Emerging Markets Equity Fund

This notice presents only an overview of the more complete Information Statement that is available to you on the internet relating to the Empower Emerging Markets Equity Fund (the “Fund”). We encourage you to access and review all the important information contained in the Information Statement. As described below, the Information Statement is for informational purposes only and, as a shareholder of the Fund, you need not take any action.

Empower Capital Management, LLC (“ECM”) is the investment adviser to Empower Funds, Inc. (“Empower Funds”), including the Fund. ECM provides investment advisory, fund operations, and accounting services to the Fund. In addition, ECM, at its own expense, may select and contract with sub-advisers to manage investments of the Fund.

Empower Funds and ECM operate under a manager-of-managers structure pursuant to an order issued by the U.S. Securities and Exchange Commission. The order generally permits ECM to hire sub-advisers or materially amend sub-advisory agreements without shareholder approval. The Board of Directors of Empower Funds (the “Board”) must approve such sub-advisory agreements and Empower Funds must provide specified information to shareholders within 90 days of the hiring of any new sub-adviser.

Effective June 1, 2023, Goldman Sachs Asset Management, L.P. (“GSAM”) replaced UBS Asset Management (Americas) Inc. (“UBS AM”) as a sub-adviser of the Fund. At a meeting held on April 20, 2023, the Board, including a majority of the directors who are not “interested persons” of Empower Funds or ECM, as defined in the Investment Company Act of 1940, as amended, unanimously approved the investment sub-advisory agreement (the “GSAM Sub-Advisory Agreement”) between Empower Funds, ECM and GSAM.

The replacement of UBS AM with GSAM as sub-adviser does not change the Fund’s fees and expenses because ECM pays GSAM’s fees from the management fees the Fund already pays ECM. Additional information about ECM, GSAM, the GSAM Sub-Advisory Agreement and the Board’s approval of the GSAM Sub-Advisory Agreement is contained in the Information Statement.

We will mail this Important Notice of Internet Availability of Information Statement on or about August 4, 2023. This Information Statement will be available online at https://www.greatwestinvestments.com/empower-funds/fund-documents.shtml until November 28, 2023. You may also obtain a paper or email copy of this Information Statement, without charge, by calling (866) 831-7129. If you have any questions about this Notice of Internet Availability of Information Statement, please contact your financial adviser (if applicable) or contact the Fund at the phone number provided above.

NO SHAREHOLDER VOTE WILL BE TAKEN WITH RESPECT TO THE MATTER DESCRIBED IN THIS INFORMATION STATEMENT. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

Dear Shareholder,

We are writing to inform you of a recent sub-adviser change to the Empower Emerging Markets Equity Fund (the “Fund”), a series of Empower Funds, Inc. (“Empower Funds”). Effective June 1, 2023, Goldman Sachs Asset Management, L.P. (“GSAM”) replaced UBS Asset Management (Americas) Inc. (“UBS AM”) as a sub-adviser of the Fund. At a meeting held on April 20, 2023, the Board of Directors of Empower Funds (the “Board”), including a majority of the directors who are not “interested persons” of Empower Funds or ECM, as defined in the Investment Company Act of 1940, as amended, unanimously approved the investment sub-advisory agreement (the “GSAM Sub-Advisory Agreement”) between Empower Funds, ECM and GSAM.

Empower Funds and ECM operate under a manager-of-managers structure pursuant to an order issued by the U.S. Securities and Exchange Commission. The order generally permits ECM to hire sub-advisers or materially amend sub-advisory agreements without shareholder approval. The Board must approve such sub-advisory agreements and Empower Funds must provide specified information to shareholders within 90 days of the hiring of any new sub-adviser.

Please read the enclosed information statement carefully because it describes the Fund’s investment management structure, the GSAM Sub-Advisory Agreement, background information about GSAM, factors that the Board considered in approving the GSAM Sub-Advisory Agreement, and other important information.

This document is for your information only and you are not required to take any action. Should you have any questions regarding the enclosed Information Statement, please feel free to contact Empower Funds at (866) 831-7129. We thank you for your continued support and investments.

NO SHAREHOLDER VOTE WILL BE TAKEN WITH RESPECT TO THE MATTER DESCRIBED IN THIS INFORMATION STATEMENT. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

Sincerely,

Jonathan D. Kreider

President & Chief Executive Officer

Empower Funds, Inc.

EMPOWER FUNDS, INC.

Empower Emerging Markets Equity Fund

Executive Offices & Mailing Address:	8515 East Orchard Road Greenwood Village, Colorado 80111

INFORMATION STATEMENT

The purpose of this Information Statement is to notify shareholders of the Empower Emerging Markets Equity Fund (the “Fund”) that effective June 1, 2023, Goldman Sachs Asset Management, L.P. (“GSAM”) replaced UBS Asset Management (Americas) Inc. (“UBS AM”) as a sub-adviser of the Fund.

Empower Capital Management, LLC (“ECM”), a Colorado limited liability company located at 8515 East Orchard Road, Greenwood Village, Colorado 80111, is the investment adviser to Empower Funds, Inc. (“Empower Funds”), including the Fund. ECM provides investment advisory, fund operations, and accounting services to the Fund. In addition, ECM, at its own expense, may select and contract with sub-advisers to manage investments of the Fund.

Empower Funds and ECM operate under a manager-of-managers structure pursuant to an order issued by the U.S. Securities and Exchange Commission (“SEC”). The order generally permits ECM to hire sub-advisers or materially amend sub-advisory agreements without shareholder approval. The Board of Directors of Empower Funds (the “Board”) must approve such sub-advisory agreements and Empower Funds must provide specified information to shareholders within 90 days of the hiring of any new sub-adviser.

At a meeting held on April 20, 2023, the Board, including a majority of the directors who are not “interested persons” of Empower Funds or ECM (“Independent Directors”), as defined in the Investment Company Act of 1940, as amended (“1940 Act”), unanimously approved the investment sub-advisory agreement (the “GSAM Sub-Advisory Agreement”) between Empower Funds, ECM and GSAM.

The replacement of UBS AM with GSAM as sub-adviser does not change the Fund’s fees and expenses because ECM pays GSAM’s fees from the management fees the Fund already pays ECM. Additional information about ECM, GSAM, the GSAM Sub-Advisory Agreement and the Board’s approval of the GSAM Sub-Advisory Agreement is contained in the Information Statement.

Instead of delivering a paper copy of the Information Statement, Empower Funds has made the Information Statement available online at https://www.greatwestinvestments.com/empower-funds/fund-documents.shtml until November 28, 2023. A paper or email copy of this Information Statement may be obtained, without charge, by calling (866) 831-7129.

Please read this information statement carefully because it contains important information.

NO SHAREHOLDER VOTE WILL BE TAKEN WITH RESPECT TO THE MATTER DESCRIBED IN THIS INFORMATION STATEMENT. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

BACKGROUND

Prior to the appointment of GSAM as a sub-adviser of the Fund, Lazard Asset Management LLC (“Lazard”) and UBS AM served as sub-advisers pursuant to sub-advisory agreements among ECM, Empower Funds on behalf of the Fund, and Lazard and UBS AM, respectively (the “Lazard Sub-Advisory Agreement,” the “UBS AM Sub-Advisory Agreement” and collectively, the “EME Sub-Advisory Agreements”). The EME Sub-Advisory Agreements were most recently renewed by the Board (including a majority of the Independent Directors) on April 20, 2023, in connection with the Board’s annual review and continuance of such agreements; the UBS AM Sub-Advisory Agreement was terminated effective June 1, 2023. Under this multi-manager approach, each sub-adviser is responsible for the investment and re-investment of the portion of the Fund’s assets allocated to it by ECM (each portion so allocated, a “Fund Account”), and for making decisions to buy, sell or hold any particular security with respect to its Fund Account.

In making this change, ECM reviewed current performance of the Fund and considered various criteria in connection with the change of sub-adviser including: (1) the nature, extent and quality of services to be provided; (2) investment performance; (3) profitability and other benefits to GSAM; (4) economies of scale; and (5) other information such as GSAM’s compliance manual, code of ethics, Form ADV and the investment team’s biographies. Upon completion of the review process, ECM recommended to the Board approval of GSAM as a new sub-adviser of the Fund.

THE ECM INVESTMENT ADVISORY AGREEMENT

ECM is registered as an investment adviser under the Investment Advisers Act of 1940, as amended (the “Advisers Act”). ECM is a wholly-owned subsidiary of Empower Annuity Insurance Company of America (“Empower of America”), which is a wholly-owned subsidiary of Empower Holdings, Inc., a Delaware holding company. Empower Holdings, Inc. is an indirectly owned subsidiary of Great-West Lifeco Inc., which is a Canadian financial services holding company with operations in Canada, the U.S. and Europe, and is a member of the Power Financial Corporation group of companies. Power Financial Corporation is a wholly-owned subsidiary of Power Corporation of Canada, a Canadian holding and management company. The Desmarais Family Residuary Trust, a trust established pursuant to the Last Will and Testament of the Honourable Paul G. Desmarais, directly and indirectly controls a majority of the voting shares of Power Corporation of Canada.

Pursuant to an Amended and Restated Investment Advisory Agreement, as amended (the “ECM Investment Advisory Agreement”), ECM acts as investment adviser and, subject to the supervision of the Board, directs the investments of the Fund in accordance with its investment objectives, policies, and limitations.

ECM has also contracted to perform, or supervise the performance of, Empower Funds’ fund operations and accounting services in connection with the management of Empower Funds, including the Fund, and all financial reporting for Empower Funds. These services include: coordinating all matters relating to the functions of the custodian, transfer agent, accountants, attorneys, and other parties performing services or operational functions for Empower Funds; providing such administrative and clerical functions as are necessary to provide effective administration of Empower Funds, including services in connection with production and filing of certain reports and maintenance of certain books and records of Empower Funds; and providing Empower Funds with adequate office space and related services necessary for its operations.

The ECM Investment Advisory Agreement became effective on May 1, 2017, and was most recently renewed by the Board (including a majority of the Independent Directors) on April 20, 2023, in connection with the Board’s annual review and continuance of the agreement. As approved, the ECM Investment Advisory Agreement will remain in effect with respect to the Fund until April 30, 2024, and will thereafter continue in effect from year to year if approved annually by the Board, including the vote of a majority of the Independent Directors or by vote of a majority of the outstanding shares of the Fund. Any material amendment to the ECM Investment Advisory Agreement will only become effective with respect to the Fund upon (1) approval by the Board, or by the vote of a majority of the outstanding voting securities of the Fund; and (2) a majority of those directors who are not parties to the ECM Investment Advisory Agreement or interested persons of such a party, cast in person at a meeting called for the purpose of voting on such approval. The ECM Investment Advisory Agreement is not assignable and may be terminated without penalty with respect to the Fund either by the Board or by vote of a majority of the outstanding voting securities of the Fund or by ECM, each on 60 days’ notice to the other party.

For services provided under the ECM Investment Advisory Agreement, the Fund pays ECM a management fee of 0.93% of the average daily net assets on assets up to $1 billion, 0.88% of the average daily net assets on assets over $1 billion, and 0.83% of the average daily net assets on assets over $2 billion. During the fiscal year ended December 31, 2022, the Fund paid ECM $5,952,091 for its services to the Fund.

THE GSAM SUB-ADVISORY AGREEMENT

The GSAM Sub-Advisory Agreement among ECM, Empower Funds on behalf of the Fund, and GSAM became effective on June 1, 2023. The GSAM Sub-Advisory Agreement was unanimously approved by the Board (including a majority of the Independent Directors) at a meeting held on April 20, 2023. As approved, the GSAM Sub-Advisory Agreement will remain in effect until April 30, 2024, and will thereafter continue in effect from year to year if approved annually by the Board, including the vote of a majority of the Independent Directors of Empower Funds, ECM and GSAM.

The terms of the GSAM Sub-Advisory Agreement are similar to the terms of the UBS AM Sub-Advisory Agreement. The GSAM Sub-Advisory Agreement contemplates a multi-manager approach to the sub-advisory services provided to the Fund. Under this multi-manager approach, each sub-adviser is responsible for the investment and re-investment of its respective Fund Account, and for making decisions to buy, sell or hold any particular security with respect to its Fund Account. GSAM bears all expenses in connection with the performance of its services, including compensating and furnishing office space for its officers and employees connected with investment and economic research, trading, and investment management of the Fund.

The GSAM Sub-Advisory Agreement provides that GSAM will hold harmless, indemnify and protect Empower Funds, ECM and their directors, officers, employees, agents, subsidiaries and affiliates from and against any and all damage, loss, liability and expense (including without limitation reasonable attorneys’ fees and expenses in connection with any action, suit or proceeding) (each, a “Loss” and, collectively, the “Losses”) incurred or suffered by Empower Funds or ECM as a result of (1) any breach of any representation or warranty, covenant or agreement made herein by GSAM, or (2) the activities (or omissions by GSAM to carry out its obligations hereunder) of GSAM under the GSAM Sub-Advisory Agreement, including the activities (or such omissions) of GSAM’s directors, officers, employees, agents, subsidiaries, affiliates or any person or entity retained by GSAM to perform or assist in the performance of its obligations hereunder, to the extent such Losses arise as a result of GSAM’s willful misfeasance, bad faith, or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations or duties under the GSAM Sub-Advisory Agreement; provided, however, that in no event is GSAM’s indemnity in favor of Empower Funds or ECM deemed to protect Empower Funds or ECM against any liability to which Empower Funds or ECM would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of their duties or by reason of their reckless disregard of their obligations or duties under the GSAM Sub-Advisory Agreement or the ECM Investment Advisory Agreement.

The sub-advisory fee rate paid to GSAM under the GSAM Sub-Advisory Agreement is lower at nearly all asset levels than the sub-advisory fee rate paid to UBS AM under the UBS AM Sub-Advisory Agreement. For services provided under the UBS AM Sub-Advisory Agreement, ECM paid UBS AM a fee computed daily and paid monthly at the annual rate of 0.50% of the average daily net asset value on the first $100 million of the Fund’s assets allocated to UBS AM (the “UBS AM Fund Account”); 0.48% of the average daily net asset value on UBS AM Fund Account assets on the next $150 million; and 0.45% of the average daily net asset value on the balance of UBS AM Fund Account assets over $250 million. During the fiscal year ended December 31, 2022, ECM paid UBS AM $1,192,719 for its sub-advisory services to the Fund.

For services provided under the GSAM Sub-Advisory Agreement, ECM pays GSAM a fee computed daily and paid monthly at the annual rate of 0.49% of the average daily net asset value up to and including $100 million of the Fund’s assets allocated to GSAM (the “GSAM Fund Account”); 0.47% of the average daily net asset value on GSAM Fund Account assets on the next $100 million; 0.45% of the average daily net asset value on GSAM Fund Account assets on the next $100 million; and 0.44% of the average daily net asset value on the balance of GSAM Fund Account assets over $300 million. If the GSAM Sub-Advisory Agreement had been in place during the entire fiscal year ended December 31, 2022, ECM estimates that it would have paid GSAM $1,155,789 for its sub-advisory services for the

Fund which is approximately 3% lower than the aggregate sub-advisory fee paid by ECM to UBS AM for the same period.

The GSAM Sub-Advisory Agreement may be terminated at any time, without payment of any penalty, by ECM, by vote of the Board, by vote of a majority of the outstanding voting securities of the Fund, or by GSAM, in each case on 60 days’ written notice. As required by the 1940 Act, the GSAM Sub-Advisory Agreement will automatically terminate, without payment of penalty, in the event of its assignment, as defined in the 1940 Act. It will also terminate in the event the ECM Investment Advisory Agreement is terminated for any reason.

INFORMATION ABOUT GSAM

GSAM, a Delaware limited partnership with its principal business address at 200 West Street, New York, New York 10282, is registered as an investment adviser pursuant to the Advisers Act. GSAM Holdings LLC, a wholly-owned subsidiary of The Goldman Sachs Group, Inc. is the general partner and GSAM Holdings II LLC, a wholly-owned subsidiary of GSAM Holdings LLC, is the limited partner of GSAM. As of March 31, 2023, GSAM had approximately $2.4 trillion in assets under supervision.

Except as otherwise specified herein, all information about GSAM in this Information Statement has been provided by GSAM.

Board of Directors and Management Team of GSAM

The table below lists the individuals who serve as directors and principal executive officers of GSAM and their principal occupations. The address for all GSAM personnel is 200 West Street, New York, New York 10282.

Name	Title

Marc Nachmann	Global Head of Goldman Sachs Asset & Wealth Management

Julian Salisbury	Chief Investment Officer of Goldman Sachs Asset & Wealth Management

Luke Sarsfield	Chief Commercial Officer of Goldman Sachs Asset & Wealth Management

Laurence Stein	Executive Vice President and Chief Operating Officer of Asset & Wealth Management

Rich Friedman	Chairman of Goldman Sachs Asset Management

Milton Millman	Chief Risk Officer of Goldman Sachs Asset Management

Arthur Leiz	Chief Risk Officer of Asset Management Public Business

Judith L. Shandling	Global Head of Asset Management Compliance and Chief Compliance Officer of Goldman Sachs Asset Management

There are no arrangements or understandings made in connection with the GSAM Sub-Advisory Agreement among Empower Funds, ECM, and GSAM with respect to the composition of the managers of ECM or the Board, or with respect to the selection or appointment of any person to any office with any such entity.

Other Funds with Similar Investment Objectives Managed by GSAM

GSAM serves as an investment adviser or sub-adviser to other registered investment companies with investment objectives similar to that of the Fund. The following table provides information about the size and rate of compensation with respect to another registered investment company, which GSAM serves:

Fund	Net Assets as of 3/31/2023	Annual Advisory Fee Rate (as a % of average daily net assets)
Representative Account #1	$70.1 million	0.60% for first $150 million 0.47% over $150 million

GSAM has not waived, reduced, or otherwise agreed to reduce its compensation under any applicable contract for the above-mentioned fund.

BOARD REVIEW AND APPROVAL OF THE GSAM SUB-ADVISORY AGREEMENT

The Board, including the Independent Directors, at a meeting held on April 20, 2023, unanimously approved the GSAM Sub-Advisory Agreement between Empower Funds, ECM and GSAM with respect to the Fund.

Pursuant to the GSAM Sub-Advisory Agreement, GSAM, subject to general supervision and oversight by ECM and the Board, will be responsible for the day-to-day management of the investment and reinvestment of the assets of its allocated portion of the Fund’s portfolio, which includes making decisions to buy, sell or hold any particular security.

In approving the GSAM Sub-Advisory Agreement, the Board considered such information as the Board deemed reasonably necessary to evaluate the terms of the GSAM Sub-Advisory Agreement. In its deliberations, the Board did not identify any single factor as being determinative. Rather, the Board’s approval was based on each Director’s business judgment after a comprehensive consideration of the information as a whole. Individual Directors may have weighed certain factors differently and assigned varying degrees of materiality to information considered by the Board. The Independent Directors were assisted in their deliberations by independent legal counsel.

Based upon its review of the GSAM Sub-Advisory Agreement and the information provided to it, the Board concluded that the GSAM Sub-Advisory Agreement was reasonable in light of the services to be performed, fees to be charged and such other matters as the Directors considered relevant in the exercise of their business judgment. The principal factors and conclusions that formed the basis for the Directors’ determinations to approve the GSAM Sub-Advisory Agreement are discussed below.

Nature, Extent and Quality of Services

The Board considered the nature, extent and quality of services to be provided to the Fund by GSAM. Among other things, the Board considered, as applicable, GSAM’s organizational history and ownership, personnel, experience, resources and performance track record, its ability to provide or obtain such services as may be necessary in managing, acquiring and disposing of investments on behalf of the Fund, and its ability to provide research and to obtain and evaluate the economic, statistical and financial data relevant to the investment policies of the Fund.

The Board also reviewed the qualifications, education, experience, tenure and responsibilities of, and the reporting lines and backup plans for, the senior personnel proposed to serve the Fund and the portfolio management team to be responsible for the day-to-day management of the Fund, as well as GSAM’s efforts to attract, retain and motivate capable personnel to serve the Fund. In addition, the Board considered GSAM’s reputation for management of its investment strategies, its investment decision-making process, its practices regarding the selection and compensation of brokers and dealers for the execution of portfolio transactions and the procedures it uses for obtaining best execution of portfolio transactions.

The Board also considered GSAM’s overall financial condition and ability to carry out its obligations to the Fund and the organization’s technical resources and operational capabilities. Also considered by the Board was GSAM’s disaster recovery procedures, cybersecurity program and/or controls relating to enterprise resiliency.

As part of its assessment of the nature, extent and quality of services, the Board evaluated information regarding GSAM’s regulatory and compliance environment and compliance policies and procedures. The Board considered the assessment by Empower Funds’ Chief Compliance Officer that the compliance program of GSAM appears to be reasonably designed to comply with the requirements of Rule 38a-1 under the 1940 Act.

Consideration also was given to the fact that the Board meets with representatives of GSAM every year to discuss portfolio management strategies and performance as it relates to certain other Empower Funds. Additionally, the quality of GSAM’s communications with the Board were taken into account. Also considered was GSAM’s response to market volatility, changing circumstances in the mutual fund industry and investor sentiment, regulatory developments, economic indicators, monetary and fiscal policy developments, and emerging issues. In this regard, the Board received information on the impacts of macroeconomic and geopolitical developments on GSAM generally and considered how monitoring and analysis of such developments informs GSAM’s performance of its services to the Fund.

The Board concluded that it was satisfied with the nature, extent and quality of the services to be provided to the Fund by GSAM.

Investment Performance

The Board took into account its experience with and evaluation of GSAM from the organization’s service as a sub-adviser to certain other Empower Funds and the data provided by GSAM regarding its global emerging markets equity composite performance. Furthermore, the Board considered that ECM recommended the engagement of GSAM. The Board determined that it was satisfied with the information provided regarding GSAM’s investment performance.

Costs and Profitability

With respect to GSAM’s proposed sub-advisory fee schedule, the Board received information regarding GSAM’s standard separate account fee schedule and a representative account managed with the firm’s global emerging markets equity strategy. Also noted by the Board were the factors identified by GSAM - such as investment vehicle type, benchmark, size of account, reporting requirements and client servicing obligations, among other things - that might contribute to clients paying different fee rates in the same portfolio strategy. Based on the information provided, the Board noted that the fees charged by GSAM to other accounts and clients identified as comparable appeared to be competitive with the fees proposed to be charged to ECM for the Fund. The Board also noted that ECM, not the Fund, pays the sub-advisory fees to GSAM and that such fees are negotiated at arm’s length between ECM and GSAM.

The Board also considered the overall financial soundness of GSAM. The Board reviewed the financial statements from GSAM. In addition, the Board noted that GSAM did not provide an estimate of its profitability related to the Fund; GSAM indicated that it was premature to provide profitability estimates since it had not yet been onboarded as a sub-adviser to the Fund. The Board noted that the agreement with GSAM is arm’s length and therefore, profitability information was not relevant to the Board’s consideration of the approval of the GSAM Sub-Advisory Agreement.

Economies of Scale

In evaluating economies of scale, the Board considered, among other things, the current level of sub-advisory fees payable by ECM and whether those fees include breakpoints and the current level of Fund assets. In its evaluation, the Board noted that GSAM’s sub-advisory fee schedule contained breakpoints that would reduce the fee rate on assets above specified levels as the Fund’s assets increased.

Other Factors

The Board received and considered information regarding ancillary benefits to be derived by GSAM from its relationship with the Fund as part of the total mix of information evaluated by the Board. In this regard, the Board noted that GSAM may receive ancillary benefits from soft-dollar arrangements by which brokers provide research to GSAM in return for allocating Fund brokerage to such brokers. The Board concluded that the Fund’s proposed sub-advisory fees were reasonable, taking into account any ancillary benefits to be derived by GSAM.

Conclusion

Based upon all of the information considered and the conclusions reached, the Board determined that the terms of the GSAM Sub-Advisory Agreement are reasonable and that approval of the GSAM Sub-Advisory Agreement is in the best interests of the Fund.

OTHER INFORMATION

Empower Funds sells Fund shares to insurance company separate accounts for certain variable annuity contracts and variable life insurance policies, to individual retirement account custodians or trustees, to plan sponsors of qualified retirement plans, to college savings programs, and to asset allocation funds that are series of Empower Funds.

The separate accounts of Empower of America and Empower Life & Annuity Insurance Company of New York (“Empower of NY”) are referred to as the “Series Accounts.” Shares of the Fund may be sold to various Series Accounts of Empower of America and Empower of NY, which are registered with the SEC as unit investment trusts under the 1940 Act. In addition, shares of the Fund may be sold to various Series Accounts of Empower of America and Empower of NY that are not registered with the SEC. Shares of the Fund are sold to the registered and unregistered Series Accounts to fund certain variable annuity contracts and variable life insurance policies. On July 3, 2023, the directors and officers of the Fund, as a group, beneficially owned less than 1% of the outstanding shares of the Fund.

Shareholders with an ownership interest of 5% or greater in the Fund as of July 3, 2023, were:

Empower Emerging Markets Equity Fund – Institutional Class Shares
Record Owner	Address	Percentage
Empower Moderate Profile Fund Investor Class	8515 E. Orchard Road, Greenwood Village, CO 80111	14.67%
Empower Moderately Aggressive Profile Fund Investor Class	8515 E. Orchard Road, Greenwood Village, CO 80111	10.19%
Empower Aggressive Profile Fund Investor Class	8515 E. Orchard Road, Greenwood Village, CO 80111	10.14%

Empower Emerging Markets Equity Fund – Investor Class Shares
Record Owner	Address	Percentage
Empower Retirement IRA	P.O. BOX 173764, Denver, CO 80217-3764	95.50%

Broker Commissions

During the fiscal year ended December 31, 2022, Empower Funds paid commissions in the amount of $191,364 to brokers affiliated with GSAM; commissions in the amount of $73,097 were paid by the Fund to brokers affiliated with GSAM.

Principal Underwriter, Administrator, Custodian

Empower Financial Services, Inc. (“EFSI”), a wholly-owned subsidiary of Empower of America, is the principal underwriter for Empower Funds. Empower of America provides recordkeeping and administrative services for Empower Funds. EFSI and Empower of America are located at 8515 E. Orchard Road, Greenwood Village, Colorado 80111. The Bank of New York Mellon serves as the Fund’s custodian.

Annual and Semi-Annual Reports

Upon request, Empower Funds will furnish, without charge, a copy of the most recent Annual and Semi-Annual Reports to shareholders of the Fund. Requests should be directed in writing to 8515 East Orchard Road, 2T3, Greenwood Village, Colorado 80111. The Annual and Semi-Annual Reports of the Fund may also be requested by calling (866) 831-7129 and may be found on Empower Funds’ website at https://www.greatwestinvestments.com/empower-funds/fund-documents.shtml.